                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        HUMPHREY HOSPITALITY TRUST, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                       HUMPHREY HOSPITALITY TRUST, INC.
                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 25, 2000
                    ----------------------------------------

     The annual meeting of the shareholders (the "Annual Meeting") of Humphrey Hospitality Trust, Inc. (the "Company") will be held at The Sheraton Inner Harbor, 300 South Charles Street, Baltimore, Maryland, on Thursday, May 25, 2000, at 11:00 a.m., local time, for the following purposes:

     1. To elect directors to serve on the Board of Directors until the annual meeting of shareholders in 2001 or until their successors have been duly elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Only shareholders of the Company of record as of the close of business on April 14, 2000 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     There is enclosed, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting and the nominees for election to the Board of Directors.

     In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person you may, if you wish, vote personally on all matters brought before the Annual Meeting even if you have previously returned your Proxy.


                              By Order of the Board of Directors

                                /s/ Steve H. Borgmann

                              STEVE H. BORGMANN
                              Executive Vice President and Secretary

Silver Spring, Maryland
April 19, 2000

                       HUMPHREY HOSPITALITY TRUST, INC.

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Humphrey Hospitality Trust, Inc. (the "Company") for use at the annual meeting of shareholders to be held on Thursday, May 25, 2000 (the "Annual Meeting") and any adjournments thereof. The mailing address of the principal executive offices of the Company is 12301 Old Columbia Pike, Silver Spring, Maryland, 20904. This Proxy Statement and the Proxy Form, Notice of Meeting and the Company's annual report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about April 18, 2000.

The Proxy

     The solicitation of proxies is being made by the Company primarily through the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph or personally by officers and employees of the Company, will be borne by the Company. The shareholder giving the proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of the Company before or at the Annual Meeting or by attending the meeting and voting in person. The proxy will be voted as specified by the shareholder in the space provided on the Proxy Form or, if no specification is made it will be voted in accordance with the terms thereof. In voting by proxy in regard to the election of the directors to serve until the 2001 annual meeting of shareholders or until their successors are duly elected and qualified, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. Shareholders may not abstain with respect to the election of directors.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

     Each outstanding share of the Company's Common Stock, $.01 par value per share (the "Common Stock"), is entitled to one vote. Cumulative voting is not permitted. Only shareholders of record at the close of business on April 14, 2000 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. At the close of business on April 14, 2000, the Company had outstanding 11,173,543 shares of Common Stock.

                                 REQUIRED VOTE

     Under Virginia law and the Company's Articles of Incorporation and Bylaws, if a majority of the votes entitled to be cast on matters to be considered at a meeting are present at the Annual Meeting so as to constitute a quorum, in person or by proxy, directors are elected by a plurality of the votes cast. The Board of Directors recommends a vote FOR each of the nominees for director.

     No specific provisions of Virginia law, the Company's Articles of Incorporation or the Company's Bylaws address the issue of abstentions or broker non-votes. Brokers holding shares for beneficial owners ("Broker Shares") must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers generally may not vote the shares in their discretion for the election of directors. Votes "withheld" from particular director-nominees have the effect of a negative vote with respect to such nominee because a plurality of the votes cast at a meeting in which a quorum is present is required for the election of directors. Votes withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

                        REPORTS OF BENEFICIAL OWNERSHIP

     Under United States securities laws, the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, are required to report their ownership of the Common Stock and any changes in ownership to the Securities and Exchange Commission (the "SEC"). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in the Proxy Statement any failure to file such reports by those due dates during the 1999 fiscal year.

     Based solely upon its review of the reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors and executive officers and owners of more than 10% of the Common Stock during 1999.


                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

Security Ownership of Certain Beneficial Owners

   The following tables sets forth, as of April 14, 2000 (unless otherwise indicated), certain information regarding the beneficial ownership of shares of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of its capital stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds plus the number of shares of Common Stock into which Units of limited partnership interest in Humphrey Hospitality Limited Partnership ("HHLP") that are held may be redeemed in certain circumstances. The percentage ownership is based on the total number of outstanding shares of the Company's Common Stock plus the total number of Units redeemable for shares of Common Stock.

Security ownership of beneficial owners of more than five percent (5%) of capital stock:

                                      Amount and Nature
Name & Address of Beneficial            of Beneficial      Percent of
          Owner                           Ownership         Class (1)
----------------------------         ------------------    ----------

Mr. James I. Humphrey, Jr.                  708,798 (1)       5.9%
12301 Old Columbia Pike, Suite 300
Silver Spring, MD  20904

Paul J. Schulte                             925,491 (2)       7.7%
12301 Old Columbia Pike, Suite 300
Silver Spring, MD  20904

Steve H. Borgmann                           920,786 (3)       7.6%
12301 Old Columbia Pike, Suite 300
Silver Spring, MD  20904

Mark H. Tallman                             707,010 (4)       5.9%
P.O. Box 4397
Lincoln, NE  68504

(1) Assumes that all Units held by James I. Humphrey and the Humphrey Affiliates are redeemed for shares of Common Stock.

(2) Includes 847,236 shares of Common Stock owned by Mr. Schulte, 29,500 shares of Common Stock owned by Mr. Schulte's wife and 48,755 shares of Common Stock over which Mr. Schulte has indirect beneficial ownership.

(3) Includes 812,975 shares of Common Stock owned by Mr. Borgmann and 107,811 shares of Common Stock over which Mr. Borgmann has indirect beneficial ownership.

(4)  Based solely on information filed by Mr. Tallman on Schedule 13G.


Security Ownership by Management

     The following table sets forth the beneficial ownership of the Common Stock as of April 14, 2000 by (i) each director and nominee, (ii) each executive officer of the Company and (iii) all directors, nominees and executive officers as a group. Unless otherwise indicated, such shares are owned directly and the indicated person has sole voting and investment power.

                                                  Amount and Nature
Name of Beneficial                                 of Beneficial      Percent of
     Owner                                            Ownership          Class
------------------                                -----------------   -----------

James I. Humphrey, Jr.                                   708,798 (1)    5.9%

Paul J. Schulte                                          925,491 (2)    7.7%

Steve H. Borgmann                                        920,786 (3)    7.6%

Jeffrey M. Zwerdling                                      94,934 (4)     .8%

Loren Steele                                              11,700         .1%

Joseph Caggiano                                           22,050         .2%

George R. Whittemore                                      94,301 (5)     .8%

All directors and executive officers as a group
(7 persons)                                            2,778,060       23.1%

---------------

(1) Represents 703,179 shares of Common Stock issuable to Mr. Humphrey directly upon redemption of his Units, 5,279 shares issuable to Humphrey Associates, Inc. upon redemption of its Units and 340 shares issuable to Humphrey Development, Inc. upon redemption of its Units. Mr. Humphrey is the sole shareholder of Humphrey Associates, Inc. and the majority shareholder of Humphrey Development, Inc. The redemption rights are exercisable at any time subject to certain conditions.

(2) Includes 847,236 shares of Common Stock owned by Mr. Schulte, 29,500 shares of Common Stock owned by Mr. Schulte's wife and 48,755 shares of Common Stock over which Mr. Schulte has indirect beneficial ownership.

(3) Includes 812,975 shares of Common Stock owned by Mr. Borgmann and 107,811 shares of Common Stock over which Mr. Borgmann has indirect beneficial ownership.

(4) Includes 57,317 shares of Common Stock owned by Mr. Zwerdling and 37,617 shares of Common Stock over which Mr. Zwerdling has dispositive power.

(5) Includes 90,825 shares of Common Stock owned by Mr. Whittemore and 3,476 shares owned by Mr. Whittemore's wife.



1.   ELECTION OF DIRECTORS

Nominees for Directors

     Each of the Company's directors is elected by the shareholders of the Company, at each annual meeting, for a term of one year and until their respective successors are duly elected and qualified. The Board of Directors currently has set the number of directors constituting the Board of Directors at seven, all of whom will be elected at the Annual Meeting, four of whom are Independent Directors. Independent Directors are directors who are not also employees or executive officers of the Company.

     The Company has no nominating committee of its Board of Directors. Nominees for director are nominated by the entire Board of Directors. Each of the nominees is currently a director and has served continuously since the year he or she joined the Board.

     If any nominee becomes unavailable or unwilling to serve as a director for any reason, the persons named as proxies in the Proxy Form are expected to consult with management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of the nominees, and all have indicated their willingness to serve as a director of the Company if elected.


                       NOMINEES FOR ELECTION AS DIRECTORS

                             (TERMS EXPIRING 2001)


   Paul J. Schulte, Member of the Investment Committee, Chairman of the Board, and Chief Executive Officer. Mr. Schulte, age 66, was a founder, director and President of Supertel Hospitality, Inc. He joined the Company's Board in October 1999, following the consummation of the merger between Supertel and the Company. Mr. Schulte has been involved in acquiring, developing, owning, managing and operating economy motels for Supertel or its predecessors since 1978.

   James I. Humphrey, Jr., Member of the Investment Committee, Vice Chairman of the Board, President/Chief Operating Officer and Treasurer. Mr. Humphrey, age 57, is President and sole shareholder of Humphrey Associates, Inc., and has held that position since 1978. Humphrey Associates, Inc. is a full-service real estate corporation. Mr. Humphrey also served as President of Humphrey Hotels, Inc. from 1989 to 1994. He currently serves on the Credit Assurance Review Committee of the Maryland Housing Fund and has served on the Governor's Housing Task Force in Maryland, the Maryland Housing Policy Commission and the Maryland International Division Private Sector Advisory Council. Mr. Humphrey is a graduate of the University of Maryland and obtained an M.B.A. degree from Loyola College. Mr. Humphrey has served continuously as Director of the Company since November 1994. Until the merger of Supertel and the Company, Mr. Humphrey also served as the Chairman of the Board and Chief Executive Officer of the Company.

   Steve H. Borgmann, Member of the Investment Committee, Executive Vice President and Secretary. Mr. Borgmann, age 54, was a founder, director and Executive Vice President of Supertel Hospitality, Inc. He joined the Company's Board in October 1999, following the consummation of the merger between Supertel and the Company. Mr. Borgmann has been involved in acquiring, developing, owning, managing and operating economy motels for Supertel or its predecessors since 1978. Mr. Borgmann received a Bachelor of Science degree from the University of Nebraska - Lincoln in 1969.

   Jeffrey M. Zwerdling, Esq., Director and member of the Audit Committee. Mr. Zwerdling, age 54, is Managing Partner at the law firm of Zwerdling and Oppleman located in Richmond, Virginia. Mr. Zwerdling specializes in commercial real estate law and general litigation. He is presently President and Director of The Corporate Center, the owner of a 225,000 square foot office park complex located in Richmond, Virginia. Mr. Zwerdling is a graduate of Virginia Commonwealth University and obtained his J.D. degree from William & Mary Law School. Mr. Zwerdling has served as a Director of the Company since November 1996.

   George R. Whittemore, Director and Member of the Audit Committee. Mr. Whittemore, age 49, served as a director and the President and Managing Officer of Pioneer Federal Savings Bank and its parent Pioneer Financial Corporation from September 1982 until August 1994, when these institutions were acquired by a merger with Signet Banking Corporation. Mr. Whittemore was appointed President of Mills Value Adviser, Inc., a registered investment advisor, in April 1996. In October 1996, he was named a Senior Vice President of Anderson & Strudwick, Incorporated, which served as underwriter for Humphrey Hospitality's four public stock offerings. Mr. Whittemore is also a consultant to Mills Management II, Inc., which is the manager and a member of a privately-held limited liability company that was formed to, among other things, acquire hotels that are substantially similar to the hotels owned by the Company. Mr. Whittemore has served as a Director of the Company since November 1994.

   Loren Steele, Director and Member of the Investment Committee. Mr. Steele, age 59, is Past Chairman of the International Franchise Association. From 1988 through April 1993, Mr. Steele was Vice Chairman and Chief Executive Officer of Super 8 Enterprises Motel System, Inc., the franchisor of Super 8 Motels. Mr. Steele has been a Director of the Company since October 1999. He served as a Director of Supertel from February 1994 to October 1999.

   Joseph Caggiano, Director and Member of the Audit Committee. Mr. Caggiano, age 74, retired, served as Vice Chairman Emeritus of Bozell, Jacobs, Kenyon & Eckhardt, Inc. from 1991 through December 31, 1998. From 1974 to 1991, Mr. Caggiano served as Chief Financial Officer and Vice Chairman of the Board of Bozell & Jacobs, an advertising and public relations firm. Mr. Caggiano is also a director of First Omaha Funds. Mr. Caggiano has been a Director of the Company since October 1999. He served as a Director of Supertel from February 1994 to October 1999.


              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                 IN FAVOR OF EACH OF THE NOMINEES FOR DIRECTORS

Director Meetings

   The business of the Company is under the general management of its Board of Directors as provided by the Company's Bylaws and the laws of Commonwealth of Virginia, the Company's state of incorporation. The Company's Bylaws provide that a majority of members of the Board of Directors must be independent directors. There are presently seven directors, including four independent directors. The Board of Directors held five meetings in 1999.

   The Company has an Investment Committee and an Audit Committee of its Board of Directors. The Company may, from time to time, form other committees as circumstances warrant. Such committees have authority and responsibility as delegated by the Board of Directors.

Audit Committee

   The Audit Committee consists of three Independent Directors, Messrs. Caggiano, Zwerdling and Whittemore. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The current Audit Committee was formed in October 1999 and held its first meeting in March of 2000.

Investment Committee

   The Board of Directors has established an Investment Committee, which currently consists of Messrs. Schulte, Borgmann, Steele and Humphrey. Any acquisition, investment or purchase of property involving a total purchase price of $3 million or more requires the approval of the Board of Directors, and any transaction or series of related transactions involving less than such amount may be effected by the Chief Executive Officer of the Company, or his designee, without Board approval. The Investment Committee will review potential hotel acquisitions, visit the sites of proposed hotel acquisitions, review the terms of proposed percentage leases for proposed hotel acquisitions and make recommendations to the Board of Directors with respect to proposed acquisitions. The Acquisition Committee met five times in 1999.

Compensation of Directors

   On October 27, 1999, the Board of Directors unanimously voted to increase the annual fees paid to them by the Company for serving on the Board from $15,000 to $20,000 per year effective January 1, 2000. The Board's action was intended to make their fees more comparable to those of other public companies (including REITs) that are of similar size to the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Business Relationships Between Humphrey Hospitality and Its Directors and Advisors

     George R. Whittemore, a director, currently serves as a Senior Vice President of Anderson & Strudwick, Incorporated. Anderson & Strudwick, Incorporated was the sole underwriter of an underwritten public offering of the Common Stock that was consummated on April 24, 1998.

Certain Transactions with Management

     The Company and HHLP have entered into a number of transactions with Mr. Humphrey and his affiliates in connection with the organization of the Company. Mr. Humphrey is the majority shareholder of Humphrey Hospitality Management, Inc., the lessee of each of the Company's hotels.

Acquisition of Hotels from Affiliates of Mr. Humphrey

     HHLP has acquired, directly and indirectly, eight hotels from limited partnerships in which Mr. Humphrey was a limited partner and one of his affiliates was the general partner. The interests in these hotels and Solomons Beacon Inn Limited Partnership were acquired in exchange for:

o the assumption of approximately $13.4 million of outstanding indebtedness of the sellers of the eight hotels, most of which was guaranteed by Mr. Humphrey and one of his affiliates and secured by the hotels;

o the issuance of an aggregate 527,866 Units of limited partnership interest in HHLP to the Humphrey affiliates;

o the assumption and repayment of approximately $2.1 million of outstanding indebtedness of the sellers of the hotels, of which approximately $1.2 million was repaid to a Humphrey affiliate;

o the payment of $247,000 in cash to satisfy the obligations of an affiliate of Mr. Humphrey and to restore its negative capital account in one of the limited partnerships selling a hotel; and

o the payment of approximately $4.6 million in cash to persons not affiliated with Mr. Humphrey.

     HHLP acquired the Days Inn-Farmville, Virginia hotel in exchange for:

o 95,484 Units of limited partnership interest in HHLP, which are redeemable, subject to certain limitations, for an aggregate of 95,484 shares of Common Stock and

o the assumption of approximately $1.2 million of debt secured by that hotel, which was repaid immediately with the proceeds from the Company's second public stock offering.

     HHLP acquired the Best Western Suites-Key Largo, Florida hotel pursuant to a purchase agreement that was assigned to HHLP by another affiliate of Mr. Humphrey. Pursuant to the assignment of the purchase agreement, the affiliate received 34,023 Units of limited partnership interest in HHLP.

Guarantees by Mr. Humphrey

   At December 31, 1999, Mr. Humphrey guaranteed, jointly and severally with the Company, the payment of interest and principal on $2 million of the Company's outstanding long-term debt. The debt is secured by 15 of the Company's hotels.

Guarantees by Messrs. Schulte and Borgmann

   At December 31, 1999, Messrs. Schulte and Borgmann guaranteed, jointly and severally with the Company, the payment of interest and principal on $5 million of the Company's outstanding long-term debt. The debt is secured by 10 of the Company's hotels.

Leases and Right of First Opportunity

   During 1999, the Company's partnerships and Humphrey Hospitality Management were parties to percentage leases with respect to each hotel owned by the Company. Each lease has a non-cancelable term of ten years, which may be renewed for an additional term of five years at Humphrey Hospitality Management's option, subject to earlier termination upon the occurrence of defaults thereunder and certain other events described therein. Pursuant to the terms of the percentage leases, Humphrey Hospitality Management is required to pay base rent and percentage rent on the revenue of the hotels and certain other additional charges and is entitled to all profits from the operations of the hotels after the payment of rent, operating and other expenses. Payments of rent under the leases constituted all of the Company partnerships' and the Company's revenue. For the period January 1, 1999 through December 31, 1999, Humphrey Hospitality Management paid an aggregate of $15,833,000 in rent under the hotel leases. The Company has granted Humphrey Hospitality Management a right of first opportunity to lease and manage any hotels acquired or developed by the Company.

Franchise Agreements

    Humphrey Hospitality Management, which is majority owned by Mr. Humphrey, holds all of the franchise licenses for each of the Company's hotels and is expected to hold all of the franchise licenses for any subsequently acquired hotel properties. During 1999, Humphrey Hospitality Management paid franchise fees in the aggregate amount of approximately $2,000,000.

Non-Competition Agreement and Option Agreement

   Pursuant to a Non-Competition Agreement among Mr. Humphrey, Humphrey Associates, Inc., and the Company, while Mr. Humphrey is an officer or director of the Company or has any ownership interest in the Company, and for five years thereafter, neither Mr. Humphrey nor any affiliate of Mr. Humphrey will acquire, develop, own, operate, manage or have any interest in any hotel that is within 20 miles of a hotel in which the Company or the Company's partnerships have invested. The 20-mile prohibition may be waived by the Company's Independent Directors if they determine that such development, ownership, management, or operation will not have a material adverse affect on the operations of one or more of the hotels in which the Company has invested. In addition, Mr. Humphrey has agreed that neither he nor any of his affiliates will receive any brokerage commissions or other fees with respect to hotels purchased by the Company.

   Mr. Schulte and Mr. Borgmann have also entered into Non-Competition Agreements with the Company. Pursuant to those agreements, while Mr. Schulte or Mr. Borgmann is an officer or director of the Company or has any ownership interest in the Company, and for five years thereafter, neither he nor his affiliates will acquire, develop, own, operate, manage or have any interest in any hotel that is within 20 miles of a hotel in which the Company or the Company's partnerships have invested. The 20-mile prohibition may be waived by the Company's Independent Directors if they determine that such development, ownership, management or operation will not have a material adverse effect on the operations of one or more of the hotels in which the Company has invested. In addition, Mr. Schulte and Mr. Borgmann have agreed that neither they nor any of their affiliates will receive any brokerage commissions or other fees with respect to hotels purchased by the Company.

   Pursuant to an Option Agreement among Mr. Humphrey, Humphrey Associates, Inc. and the Company, the Company will have an option to acquire any hotels acquired or developed by Mr. Humphrey or any affiliate of Mr. Humphrey. At any time during 12 months after a hotel is acquired by, or after the opening of a hotel developed by Mr. Humphrey or any of affiliate of Mr. Humphrey, the Company may purchase the applicable hotel under the option for a price equal to the fair market value of the hotel, as determined by independent third-party appraisal, but in no event less than the sum of the following: (i) acquisition or development costs paid to unaffiliated third parties, (ii) capitalized interest expense, (iii) the amount of equity investment in the hotel, including the cash investment or advances of Mr. Humphrey and his affiliates, if any (to the extent not covered in clauses (i) and (ii)), and (iv) a cumulative, non-compounded return on the equity investment not to exceed the prime rate, as reported by The Wall Street Journal, Eastern Edition, plus five percent (less any net cash flow received by Mr. Humphrey or his affiliates with respect to such equity investment). The Company currently anticipates that any such acquired or developed hotel will have achieved stabilized operating revenue before the Company would consider purchasing such hotel from Mr. Humphrey or his affiliates. All transactions to acquire additional properties and any and all transactions between the Company, the Company's partnerships or Solomon's Beacon Inn Limited Partnership and Mr. Humphrey or his affiliates must be approved by a majority of the Company's directors, including a majority of its Independent Directors. In addition, the Option Agreement provides that in the event the Company acquires a hotel from Mr. Humphrey or any of his affiliates in connection with the Company's issuance of additional securities, Mr. Humphrey or the affiliates may receive consideration for such property in additional Units, provided that his and the affiliates' interests in the HHLP shall not exceed 28.54% of the total limited partnership interest in the HHLP.

Other

   The Company has an agreement between it and Humphrey Hospitality Management (the "Service Agreement") to provide accounting and securities reporting services for the Company. Until the Company's merger with Supertel, the Services Agreement provided that Humphrey Hospitality Management would perform such services for an annual fee of $30,000 per year for as long as the Company's portfolio included its initial hotels and the Comfort Suites-Dover, DE hotel. The fee increased $10,000 per year (prorated from the time of acquisition) for each additional hotel added to the Company's portfolio, not to exceed $100,000 in any year. At the time of the merger, the Company and Humphrey Hospitality Management executed an amendment to the Services Agreement that increased the annual amount to $300,000 per year. During 1999, the Company paid $135,522 pursuant to the Services Agreement.


                             EXECUTIVE COMPENSATION

   The Company does not pay its executives any salary other than the compensation that they receive as directors.

                               PERFORMANCE GRAPH

     The following graph compares the change in the Company's total shareholder return on shares of the Common Stock for the period December 31, 1994 through December 31, 1999 (on October 30, 1996, the Common Stock began trading on The Nasdaq Stock Market) with the changes in the Standard & Poor's 500 Stock Index (the "S &P 500 Index") and the SNL Securities Hotel REIT Index ("Hotel REIT

Index") for the same period, assuming a base share price of $100 per share of the Common Stock and the Hotel REIT Index for comparative purposes. The Hotel REIT Index is comprised of publicly traded REITs that focus on investments in hotel properties. Total shareholder return equals appreciation in stock price plus dividends paid and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

                           TOTAL RETURN PERFORMANCE

                                    [GRAPH]

                                                                          Period Ending
                                   -------------------------------------------------------------------------------------
Index                                    12/31/94      12/31/95      12/31/96       12/31/97      12/31/98      12/31/99
------------------------------------------------------------------------------------------------------------------------
Humphrey Hospitality Trust, Inc.           100.00        143.28        160.72         234.33        197.67        181.08
S&P 500                                    100.00        137.58        169.03         225.44        289.79        350.78
SNL Hotel REITs                            100.00        131.64        201.14         263.71        130.39        101.27

                         SHAREHOLDER PROPOSALS FOR 2001

     The Board of Directors will make provisions for the presentation of appropriate proposals by shareholders at the 2001 annual meeting of shareholders, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC. Shareholder proposals intended to be submitted for presentation at the 2001 annual meeting of shareholders of the Company must be in writing and must be received by the Company at its executive offices on or before December 20, 2000 for inclusion in the Company's proxy statement and the form of proxy relating to such annual meeting. In addition, if the Company receives notice of a stockholder proposal after March 6, 2001, the persons named as proxies in the proxy statement for the 2001 Annual Meeting will have discretionary voting authority to vote on such proposal at the 2001 Annual Meeting.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Reznick Fedder & Silverman, PC have served as auditors for the Company and its subsidiaries and will continue to so serve until and unless changed by action of the Board of Directors. A representative of Reznick Fedder & Silverman is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.


                                 OTHER MATTERS

     As of the date of this statement, management knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

     The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Annual Meeting, upon written request to Paul Bollinger at 12301 Old Columbia Pike, Silver Spring, Maryland, telephone (301) 680-4357, additional copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including the financial statements and financial statement schedules filed by the Company with the SEC.

                              By Order of the Board of Directors



                              STEVE H. BORGMANN
                              Executive Vice President and Secretary


April 19, 2000

PROXY                                                              No. of Shares

                        HUMPHREY HOSPITALITY TRUST, INC.
                12301 Old Columbia Pike, Silver Spring, MD 20904
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James I. Humphrey, Jr. as proxy with the power to appoint such person's substitute, and hereby authorizes him to vote, as designated below, all the shares of common stock of Humphrey Hospitality Trust, Inc. held of record by the undersigned on April 14, 2000, at the annual meeting of shareholders to be held on May 25, 2000 or any adjournment thereof.

1.   ELECTION OF DIRECTORS

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.)

     [_] Term Expiring 2001-- FOR ALL NOMINEES LISTED BELOW Paul J. Schulte; James I. Humphrey, Jr.; Steve H. Borgmann; Jeffrey Zwerdling; George R. Whittemore; Loren Steele; Joseph Caggiano

     [_] WITHHOLD AUTHORITY to vote for all nominees.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                   (Please date and sign on the reverse side)

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of all nominees for director.

DATED:  ___________________ , 2000


Please sign exactly as name appears in left. When shares are held by joint tenants, both should sign. If signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                     ___________________________
                                                     Signature


                                                     ___________________________
                                                     Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.